SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 4, 2016
Date of report (Date of earliest event reported)

____________________________________

BIOLIFE SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18710	94-3076866
(State or Other Juris-	(Commission File No.)	(IRS Employer
diction of Incorporation)		Identification No.)

3303 Monte Villa Parkway, Bothell, WA 98021
(Address of principal executive offices, including zip code)

(425) 402-1400
(Registrant’s telephone number, including area code)

____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2016, BioLife Solutions, Inc. (the “Company”) appointed Roderick de Greef, 54, as the Company’s interim Chief Financial Officer and interim Secretary.  Previously, Mr. de Greef served as a director of the Company from June 2000 through November 2013, and provided the Company with strategic and financial consulting services from July 2007 through August 2011.

Mr. de Greef has served Elephant Talk Communications Corp., a mobile communications company, as a director, chair of the Audit Committee and member of the Nominating and Corporate Governance Committee and Compensation Committee since September 2015, and was previously a director of Elephant Talk from January 2008 to October 2011.  Since June 2013, Mr. de Greef has served as a director and as acting Chief Financial Officer of RealAnalogics, Inc., a privately held real estate data company.  From March 2015 to February 2016, Mr. de Greef was a partner of MedTech Advisors, Inc., a strategic and financial consulting firm.  Since November 2013 Mr. de Greef has served as the president and sole director of Cambridge Cardiac Technologies, Inc. a privately held successor to Cambridge Heart, Inc.  From November 2003 to May 2013, Mr. de Greef served as a director, member of the Audit Committee and chairman of the Compensation Committee of Endologix, Inc., a developer of minimally invasive, AAA stents.  From November 2008 to October 2013, Mr. de Greef was the chairman of the board of Cambridge Heart, Inc., a manufacturer of non-invasive diagnostic cardiology products.  Mr. de Greef has extensive experience in corporate finance and the business world in general as well as serving as an officer and director of public companies.

Mr. de Greef will serve at the discretion of the board of directors. Mr. de Greef will be employed on a part-time basis and will receive a salary of $10,000 per month and will be eligible to participate in the Company’s employee benefit programs as in effect from time to time, to the extent he is entitled to do so under the terms of such programs.  On March 4, 2016, Mr. de Greef was awarded 100,000 nonqualified stock options under the Company’s amended and restated 2013 performance incentive plan, with an exercise price of $1.76 per share.  The options are for a period of ten years and vest 25% on the first anniversary of the date of grant and thereafter, in 36 equal monthly installments.  In light of the interim nature of Mr. de Greef’s appointment, his options will continue to vest regardless of whether his service with the Company continues, and in the event that his service with the Company terminates for any reason prior to the fourth anniversary of the date of grant, he may exercise any options that are vested on the date of exercise until the later of (i) the date provided for in the Company’s customary form of stock option agreement, and the fifth day after the fourth anniversary of the date of grant.

There are no family relationships between Mr. de Greef and any of the Company’s other executive officers or directors.  There are no arrangements or understandings pursuant to which he was appointed as an executive officer.  Since January 2014 there has been no related party transaction, nor is there any currently proposed related party transaction, regarding Mr. de Greef that would require disclosure pursuant to Item 404(a) of Regulation S-K.

As interim Chief Financial Officer, Mr. de Greef will serve as the Company’s principal financial and accounting officer.  Michael Rice, who was appointed to such role on a temporary basis following the resignation of Daphne Taylor as Chief Financial Officer on February 25, 2016, will remain the President and Chief Executive Officer and a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2016

BIOLIFE SOLUTIONS, INC.

By:	/s/ Michael Rice
Michael Rice
President and Chief Executive Officer